GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

      Guidelines for Determining the Proper Identification Number to Give the Payer. - Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Payer.

-------------------------------------- -----------------------     ----------------------------------- ---------------------------
                                       Give the SOCIAL                                                 Give the EMPLOYER
For this type of account:              SECURITY number of --       For this type of account:           IDENTIFICATION
                                                                                                       number of --
-------------------------------------- -----------------------     ----------------------------------- ---------------------------
1.    An individual's account          The individual              9.   Sole proprietorship account    The owner (4)

2.    Two or more individuals (joint   The actual owner of         10.  A valid trust, estate or       Legal entity (Do not
      account)                         the account or, if               pension trust                  furnish the identifying
                                       combined funds, the                                             number of the personal
                                       first individual on                                             representative or trustee
                                       the account (1)                                                 unless the legal entity
                                                                                                       itself is not designated
                                                                                                       in the account title.) (5)

3.    Husband and wife (joint          The actual owner of         11.  Corporate account              The corporation
      account)                         the account or, if
                                       joint funds, the
                                       first individual on
                                       the account (1)


4.    Custodian account of a minor     The minor (2)               12.  Religious, charitable or       The organization
      (Uniform Gift to Minors Act)                                      educational organization
                                                                        account

5.    Adult and minor (joint account)  The adult or, if the        13.  Partnership account held in    The partnership
                                       minor is the only                the name of the business
                                       contributor, the
                                       minor (1)

6.    Account in the name of           The ward, minor or          14.  Association, club or other     The organization
      guardian or committee for a      incompetent person (3)           tax-exempt organization
      designated ward, minor or
      incompetent person

7.    a.A revocable savings trust      The grantor-trustee         15.  A broker or registered         The broker or nominee
        account (in which grantor is   (1)                              nominee
        also trustee)
      b.Any "trust" account that is
        not a legal or valid trust     The actual owner (1)
        under State law

8.    Sole proprietorship account      The owner (4)               16.  Account with the Department    The public entity
                                                                        of Agriculture in the name
                                                                        of a public entity (such as
                                                                        a State or local government,
                                                                        school district or prison)
                                                                        that receives agricultural
                                                                        program payments
-----------------------------------------------------------------------------------------------------------------------------------

(1)   List first and circle the name of the person whose number you furnish.
(2)   Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner and you may also enter the business or "doing business as" name. Use either the owner's social security number or the employer identification number of the business (if it has one).
(5) List first and circle the name of the legal trust, estate or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

           GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                        NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number, or Form SS-4, Application for an Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. United States resident aliens who cannot obtain a social security number must apply for an ITIN (Individual Taxpayer Identification Number) on Form W-7.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Even if the payee does not provide a TIN in the manner required, you are not required to backup withhold on any payments you make if the payee is:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

2.    The United States or any of its agencies or instrumentalities.

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities.

5.    An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6.    A corporation.

7.    A foreign central bank of issue.

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

9. A futures commission merchant registered with the Commodity Futures Trading Commission.

10.   A real estate investment trust.

11. An entity registered at all times during the tax year under the Investment Company Act of 1940.

12.   A common trust fund operated by a bank under section 584(a).

13.   A financial institution.

14. A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

15.   A trust exempt from tax under section 664 or described in section 4947.

Interest and dividend payments. All listed payees are exempt except the payee in item 9.

Broker transactions. All payees listed in items 1 through 13 are exempt. A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker is also exempt.

PAYMENTS EXEMPT FROM BACKUP WITHHOLDING Payments that are not subject to information reporting also are not subject to backup withholding.

Dividends and patronage dividends that generally are exempt from backup withholding include:

o     Payments to nonresident aliens subject to withholding under section 1441.

o Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

o     Payments of patronage dividends not paid in money.

o     Payments made by certain foreign organizations.

o     Section 404(k) distributions made by an ESOP


Interest payments that generally are exempt from backup withholding include:

o Payments of interest on obligations issued by individuals. However, if you pay $600 or more of interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a TIN or has provided an incorrect TIN.

o Payments of tax-exempt interest (including exempt-interest dividends under section 852).

o     Payments described in section 6049(b)(5) to nonresident aliens.

o     Payments on tax-free covenant bonds under section 1451.

o     Payments made by certain foreign organizations.

o     Mortgage interest paid to you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding.

FILE THE FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

PENALTIES

(1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of Taxpayer Identification Number. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

                                       2